                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              VERTEL CORPORATION
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

Notes:

                                [LOGO OF VERTEL]

                            NOTICE OF ANNUAL MEETING
                           TO BE HELD ON MAY 17, 2001

To the Shareholders of Vertel Corporation:

   The 2001 Annual Meeting of Shareholders of Vertel Corporation, a California corporation (the "Company"), will be held at the Hilton Hotel, 6360 Canoga Avenue, Woodland Hills, California 91367 on May 17, 2001, at 9:00 a.m., local time, for the following purposes:

  1. To elect the following Class I directors of the Company each to serve for a two year term: Robert T. Flood, Cyrus D. Irani and Jack P. Reily.

  2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending December 31, 2001.

  3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

   These items are more fully described in the Proxy Statement accompanying this Notice.

   Shareholders of record at the close of business on March 20, 2001 will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

   A shareholder list will be available at the Company's corporate office beginning May 1, 2001, during normal business hours, for examination by any shareholder registered on the Company's stock ledger on the Record Date, for any purpose germane to the meeting.

   Even if you plan to attend the Annual Meeting in person, please assure your representation at the meeting by marking, signing, dating and returning the enclosed proxy card as promptly as possible in the enclosed postage-paid envelope. If you attend the meeting, you may vote by ballot even if you returned a proxy card.

   You may revoke your proxy in accordance with the procedures described in the attached Proxy Statement.

   A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, which serves as our annual report to shareholders, is also enclosed.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Craig S. Scott
                                          Craig S. Scott
                                          Secretary

Woodland Hills, California
April 11, 2001

                             YOUR VOTE IS IMPORTANT

   In order to assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the envelope provided.

                               [LOGO OF VERTEL]

                                PROXY STATEMENT
                    FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 17, 2001

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The Vertel Corporation Board of Directors is soliciting your proxy for use at the Company's 2001 Annual Meeting of Shareholders to be held Thursday, May 17, 2001 at 9:00 a.m., local time, or at any postponement or adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Hilton Hotel, 6360 Canoga Avenue, Woodland Hills, California 91367.

   Vertel's principal executive offices are located at 21300 Victory Boulevard, Suite 700, Woodland Hills, California 91367. The principal telephone number at that location is (818) 227-1400. In April 1998, the Company changed its corporate name from Retix to Vertel Corporation and its symbol on The Nasdaq Stock Market(R) changed from "RETX" to "VRTL."

   These proxy solicitation materials will be mailed to shareholders beginning April 11, 2001.

Record Date and Share Ownership

   Only shareholders of record at the close of business on March 20, 2001 will be entitled to notice of and to vote at the meeting. As of March 20, 2001, 28,369,892 shares of the Company's Common Stock were issued and outstanding.

Quorum and Voting

   Each share of Common Stock is entitled to one vote. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent.

   A majority of the outstanding shares of Common Stock entitled to vote must be present in person or by proxy in order to have a quorum to conduct business at the Annual Meeting. In determining whether or not a quorum is present, the Inspector of Elections will treat abstentions and "broker non-votes" as shares that are present. A "broker non-vote" is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority and has not received instructions from its client as to how to vote on a particular proposal.

   Unless otherwise disclosed, the affirmative vote of a majority of shares of Common Stock represented and entitled to vote at the Annual Meeting, together with a majority of the required quorum voting for the proposal, is required for approval of a proposal presented to shareholders, including election of the nominees as directors.

   Abstentions and broker non-votes can have the effect of preventing approval of a proposal if the number of affirmative (or "FOR") votes cast does not constitute a majority of the required quorum, even though more votes are cast "FOR" the proposal than "AGAINST" it. While we believe that the matters to be considered at this year's Annual Meeting are unlikely to be subject to limitations on broker discretionary voting and we do not expect to receive "broker non-votes", it is our practice not to count "broker non-votes" in determining the total number of votes cast on a proposal. It is, however, our practice to count abstentions in determining the total number of votes cast, so that an abstention has the effect of a negative vote.

   If you hold your shares in "street name" (through a broker, bank or other nominee), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker or other nominee to determine how to vote.

   Any proxy that is not marked as to a particular item will be voted (i) FOR the election of the director nominees, (ii) FOR ratification of the appointment of the designated independent auditors and (iii) as the proxy holders deem advisable on other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof with respect to the item not marked.

Revocability of Proxies

   If you own your shares directly (a "record holder"), you may revoke any proxy you give pursuant to this solicitation before it is voted, by delivering a written notice of revocation or a signed proxy bearing a later date to the Company (Attention: Craig S. Scott, Inspector of Elections) or by attending the meeting and voting by ballot. If you hold your shares in street name, you may revoke your proxy by following instructions provided by your broker, bank or nominee.

Solicitation

   The Company will pay the cost of soliciting proxies and will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, electronic mail, facsimile or telegram. In addition, the Company has retained Skinner & Company to solicit proxies in connection with the Annual Meeting. The Company has agreed to pay Skinner & Company approximately $3,500 for such services plus out-of-pocket expenses.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

   The Company's Bylaws provide that the number of directors must be at least five and not more than nine. The Board of Directors currently consists of five persons, including four Class I directors and one Class II director. Howard Oringer, a current Class I director, has indicated his intention not to stand for reelection to the Board and will resign effective immediately after the Annual Meeting. Bruce W. Brown, who was a Class II director and Chairman of the Board, resigned from the Board of Directors on February 16, 2001. The Board expects to recruit and select up to two additional members to serve as Class II directors during 2001.

   Each director is elected for a two year term, with Class I directors elected in odd-numbered years (for example, 2001) and Class II directors elected in even-numbered years (for example, 2000). At the Annual Meeting, three Class I directors will be elected.

   The Vertel Board of Directors held eight meetings during the fiscal year ended December 31, 2000. During fiscal 2000, each incumbent director except Mr. Oringer attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he served.

Class I Nominees for Election as Directors

   The Board of Directors has nominated Robert T. Flood, Cyrus D. Irani and Jack P. Reily to serve as Class I directors until the next Annual Meeting of Shareholders at which Class I directors are elected and until their successors are duly elected and qualified.

   Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. Each of the nominees has consented to serve if elected. In the event that any nominee of the Company is unable to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible.

   The names of the Company's Class I nominees, and certain information about them as of March 20, 2001, are set forth below:

                                                                  Director
   Name of Director    Age        Principal Occupation              Since
   ----------------    ---        --------------------            --------
   Robert T. Flood....  52 Private Consultant, Communications   November 2000

   Cyrus D. Irani.....  42 President and Chief Executive          July 2000
                            Officer, Vertel Corporation

   Jack P. Reily......  50 Executive Vice President of              1999
                            Corporate Development, Efficient
                            Networks, Inc.

   Mr. Flood, a member of the Board of Directors since November 2000, is a private consultant in the communications field. From April 1999 to August 2000, he served as Chief Technology Officer of Cable & Wireless Global Inc., a global Internet protocol communications carrier network and web hosting firm based in London, UK. From 1993 to 1999 he was Senior Vice President Engineering and Chief Technology Officer for ICG Communications, Inc., an integrated communications provider based in Colorado, and was responsible for directing technical research and development, product development support, engineering, purchasing and network construction. He received a BA in Economics from the University of Nebraska in 1973 and an MA in Economics from the University of Nevada Las Vegas in 1993.

   Mr. Irani, a member of the Board of Directors since July 12, 2000, has been President and Chief Executive Officer of Vertel since July 2000. From May 18, 2000 to July 12, 2000, he served as President and Chief Operating Officer, and from December 1999 to May 2000, he served as Vice President, Research and

Development and Professional Services Unit for Vertel. Prior to that he served as Vice President, Professional Services Unit from January 1999 to November 1999 and as Vice President, Marketing from February 1996 to January 1999. Prior to joining Vertel, Mr. Irani served as Vice President of Marketing and Sales for Alchemy Group, a network management software company. He was Product Line Manager for AT&T Global Information Systems, a telecommunications service provider, from March 1993 to August 1994. He is a director of Airtel ATN PLC, a supplier of data communications solutions based in Dublin, Ireland. He received a BA in Chemistry from Occidental College in 1981 and a graduate degree in Computer Science from California State University at Dominguez Hills in 1982.

   Mr. Reily has been a member of the Board since July 1999. In December 2000, Mr. Reily became Executive Vice President of Corporate Development of Efficient Networks, Inc., a Dallas, Texas-based provider of broadband Internet access products that employ DSL technology. He served as President of Reily Communications Consulting, Inc., a merger and acquisitions advisory service and strategic business planning firm, from 1998 to December 2000. He served as Executive Director of the Hardware Practice Group of Broadview International, an investment banking firm located in Silicon Valley, California, from 1997 to 1998. From 1982 to 1997, he held senior management positions with ADC Telecommunication, Inc. in Minneapolis, Minnesota, most recently as Vice President of Business Development. He received a BSEE in 1972 and an MSEE in 1976 from the University of Texas at Austin.

Class II Directors Continuing in Office

                                                                    Director
   Name of Director     Age          Principal Occupation            Since
   ----------------     ---          --------------------           --------
   Ralph K. Ungermann..  59 Chairman and Chief Executive Officer,     1997
                             First Virtual Communications, Inc.

   Since founding the company in 1993, Mr. Ungermann has served as Chairman and Chief Executive Officer of First Virtual Communications, Inc., a Santa Clara, California video networking company, formerly FVC.COM, Inc., a broadband video networking company, which was previously known as First Virtual Corporation and was engaged in ATM networking. Mr. Ungermann co-founded UB Networks, Inc. (previously Ungermann-Bass Networks, Inc.) in 1979 and served as its Chief Executive Officer until it was sold to Tandem Computers, Inc. in 1993. Mr. Ungermann holds a B.S. in Electrical Engineering from the University of California at Berkeley and a M.S. in Computer Science from the University of California at Irvine.

Recommendation of Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE THREE NOMINEES FOR
DIRECTOR.

Compensation of Directors

   Board compensation includes cash and stock components. Non-employee directors are paid a retainer of $1,750 per quarter and a fee of $1,000 for each meeting of the Board of Directors attended. If a committee meeting is held on the same day as a Board meeting, no additional meeting fee is paid. If a director attends a committee meeting on a day without a Board meeting, he is paid $1,000 for that meeting. Directors are reimbursed for costs of attending Board and committee meetings.

   In 1999, the Board of Directors granted each non-employee director, including Messrs. Oringer, Reily and Ungermann, two special options (the "consulting options"). One option to purchase up to 50,000 shares of Common Stock vests at a rate of 2,500 shares per day of consulting services rendered by the director, up to 20 days. A second option to purchase up to 50,000 shares vests if the director assists the Company in consummating one or two mergers or acquisitions, with 25,000 shares vesting upon the closing of each of up to two acquisitions in which the Company acquires all or substantially all of the assets or capital stock of, or merges with, another company that is projected to add at least $5,000,000 in annual revenue on a consolidated basis. In 2000, Messrs. Reily and Ungermann provided consulting services to Vertel and 22,500 option shares vested for Mr. Reily, and 5,000 vested for Mr. Ungermann. Under applicable accounting rules, Vertel recorded earnings charges, using a Black-Scholes valuation method and fair market value on the vesting date, of $339,660 and $58,925, respectively, with respect to the vesting. 40,000 of Mr. Oringer's consulting options vested in 1999. All three directors exercised consulting options in 2000, with gains (fair market value in excess of exercise price) as follows: Mr. Oringer ($1,524,002), Mr. Reily ($275,689) and Mr. Ungermann ($41,219). Each such director holds unvested consulting options at the date of this proxy statement, as follows: Mr. Oringer (60,000), Mr. Reily (62,500) and Mr. Ungermann (92,500).

   Non-employee members of the Board receive options to purchase shares of the Company's Common Stock pursuant to its 1996 Directors' Stock Option Plan (the "1996 Directors' Plan"). The exercise price of an option must be not less than fair market value on the date of grant. Each non-employee director automatically receives an option to purchase 40,000 shares of Common Stock (the "Initial Options") on the date first elected or appointed. On January 1 of each year, each non-employee director who has served for at least six months is automatically granted an option to purchase 10,000 shares of Common Stock (the "Annual Options"). Options granted under the 1996 Directors' Plan have a term of ten years. The Initial Options become exercisable in increments of 25% of the total shares on each of the first, second, third and fourth anniversaries of the date of grant. The Annual Options become exercisable in full on the fourth anniversary of the date of grant. In addition, both the Initial and Annual Options become exercisable in full upon dissolution or liquidation of the Company, sale of all or substantially all of the Company's assets, a merger or consolidation in which the Company is not the surviving corporation, or other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged.

   A director who is an employee of the Company does not receive compensation for service as a director.

Committees of the Board

   To assist in carrying out its duties, the Board of Directors has designated authority to three standing committees, the Audit Committee, Compensation Committee and Nominating Committee. At the date of this Proxy Statement, Messrs. Oringer, Reily and Ungermann serve on the Audit Committee, Messrs. Oringer and Ungermann serve on the Compensation Committee and Messrs. Irani and Reily serve on the Nominating Committee.

   Audit Committee. The Audit Committee assists the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including oversight of the financial reports and other financial information provided by the Company to governmental and regulatory bodies and the public. The committee also oversees the Company's systems of internal accounting and financial controls, the annual audit and the Company's legal compliance and ethics program. The Committee recommends engagement of the Company's independent auditors.

   The duties and responsibilities of the Committee are more fully described in the Audit Committee Charter, which is the Appendix to this Proxy Statement. Additional information regarding the Audit Committee and the Company's independent auditors is disclosed under the Audit Committee Report and Proposal No. 2 Ratification of Appointment of Independent Auditors below. Although the Audit Committee did not meet formally during fiscal 2000, quarterly financial results were reviewed with management and the outside auditor by the Chairman of the Committee or his designee prior to public release and the Board reviewed quarterly financial information at regularly scheduled Board meetings. The Committee held two meetings with management and the independent auditors after the end of fiscal 2000 to review financial results prior to the earnings release to discuss the fiscal 2000 audit and to review the Annual Report on Form 10-K prior to filing with the Securities and Exchange Commission.

   Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policies and assists in administering stock option plans. The Compensation Committee held one meeting during fiscal 2000.

   Nominating Committee. The Nominating Committee has the authority to consider and recommend the appointment of individuals as directors of the Company, including considering nominees recommended by shareholders who comply with procedures set forth in the Company's Bylaws, described on page 17. The committee did not meet formally during fiscal 2000, although all members of the Board had discussions with nominees to the Board.

   The Audit Committee Report that follows, the Compensation Committee Report on page 10 and the Performance Graph on page 13 shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, or to the liabilities of Section 18 of that act. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, neither of the reports nor the Performance Graph shall be incorporated by reference into any such filings.

Audit Committee Report

   This report is furnished by the Audit Committee of the Vertel Board of Directors with respect to Vertel's financial statements for fiscal 2000.

   The Audit Committee's purpose is to assist the Board of Directors in its oversight of management's conduct of Vertel's financial reporting process, including oversight of Vertel's systems of internal accounting and financial controls and the annual audit process. The Board of Directors is currently assessing how listing standards of The Nasdaq Stock Market(R) relating to director independence apply to members of the Committee, all of whom hold consulting options described under "Board Compensation" above. The Board will take such action as is necessary to assure that members of the Committee meet the Nasdaq requirements by the June 2001 deadline.

   The Committee operates pursuant to a written charter adopted by the Board on May 18, 2000 and amended by the Board on March 23, 2001. A copy of the current charter is the Appendix to this Proxy Statement.

   Vertel management is responsible for the preparation and presentation of complete and accurate financial statements. The independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report on their audit.

   In performing its oversight role, the Audit Committee has reviewed and discussed with management of the Company the Company's audited financial statements for fiscal 2000. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with Deloitte & Touche LLP, the Company's independent auditors for fiscal 2000, the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU 380), as in effect for the Company's fiscal 2000. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as in effect for the Company's fiscal 2000. The Committee has also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with Deloitte & Touche LLP the auditor's independence.

   Based on the review and discussions referred to in the foregoing paragraph, and subject to the limitations on the role and responsibilities of the Committee in the Charter, the Audit Committee recommended to the Board of Directors of the Company that the Company's audited financial statements for fiscal 2000 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Howard Oringer, Chairman
                                          Jack P. Reily
                                          Ralph K. Ungermann

                                PROPOSAL NO. 2
                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

   The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2001.

   The Board recommends that shareholders vote for ratification of the appointment of Deloitte & Touche LLP, although Vertel's Bylaws do not require that shareholders ratify the selection of our independent auditors. We are doing so because we believe it is good corporate practice. If shareholders do not ratify the appointment, the Board of Directors and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, and may retain them. Even if the selection is ratified, the Board of Directors and Audit Committee may in their discretion change the appointment at any time during the year, if they determine that such a change would be in the best interests of Vertel and its shareholders.

   Deloitte & Touche LLP has audited the financial statements of the Company since 1987.

   A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement and to respond to appropriate questions.

   Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal 2000 were $105,000.

   Financial Information Systems Design and Implementation Fees. Deloitte & Touche LLP billed no fees for financial information systems design or implementation services for fiscal 2000.

   All Other Fees. The aggregate fees billed for services rendered by Deloitte & Touche LLP, other than services described above under "Audit Fees", for fiscal 2000 were $176,000, primarily related to income tax compliance and planning, and merger and acquisition services.

   The Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the Deloitte & Touche's independence as the Company's principal accountant.

   No persons other than Deloitte & Touche's full-time, permanent employees spent time on the Deloitte & Touche engagement to audit the Company's financial statements for fiscal 2000.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                 COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

   The following table sets forth the beneficial ownership of the Company's Common Stock as of March 20, 2001 as to (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers (as defined in the Summary Compensation Table) and (iv) all directors and executive officers as a group. Mr. Brown is no longer an executive officer or director of Vertel.

                                                        Amount and
                                                         Nature of
                                                        Beneficial    Percent
             Name of Beneficial Owner(1)              Ownership(2)(3) of Class
             ---------------------------              --------------- --------
Dr. Mervin Sakowitz and Dr. Nera Sakowitz
 and two minor children..............................    2,526,457(4)   8.9%
 c/o Long Island Pulmary Associates,
 1 Fulton Avenue,
 Hempstead, New York 11550

Robert T. Flood......................................          --       -- %
Howard Oringer.......................................       20,000       *
Jack P. Reily........................................       17,500       *
Ralph K. Ungermann...................................       12,350       *
Bruce W. Brown.......................................      289,050      1.0%
Tonia G. Graham......................................          --       --
Cyrus D. Irani.......................................       89,772       *
Stephen J. McDaniel..................................       84,995       *
Craig S. Scott.......................................       21,249       *
All directors and executive officers as a group (9
 persons)............................................      534,916      1.9%

--------
 * Less than 1%.

(1) Shares are deemed to be "beneficially owned" by a person if the person, directly or indirectly, has or shares (i) the power to vote or to direct the voting of such shares or (ii) the power to dispose or direct the disposition of such shares. In addition, beneficial ownership includes shares which the person has the right to acquire within 60 days.

(2) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(3) Includes options to purchase the Company's Common Stock exercisable within 60 days after March 20, 2001, as follows: Mr. Oringer (20,000); Mr. Reily (2,500); Mr. Ungermann (12,350); Mr. Brown (247,375); Mr. Irani (89,772);
    Mr. McDaniel (84,995) and Mr. Scott (21,249).

(4) According to a Schedule 13D dated March 27, 2001 and supplied to the Company, the Doctors Sakowitz and two minor children (the "Group") acquired the shares for the purpose of investment. The Group reports that it is evaluating its perception of the investment potential of the Common Stock and may purchase additional shares or may sell all or a portion of the Common Stock, but has no plans that would result in the acquisition or disposition of securities of the Company or in any significant corporate transaction. As of March 19, 2001, the Group reported that Dr. Mervin Sakowitz has sole power to vote and to dispose of 1,969,094 shares (1,454,575 of which are held jointly with his spouse, Dr. Nera Sakowitz; 259,958 are held in the name of Sara Sakowitz, for which he shares beneficial ownership with his spouse; and 254,561 shares are held in the name of Julia Sakowitz, for which he shares beneficial ownership with his spouse.) Dr. Nera Sakowitz has sole power to vote and to dispose of 165,205 shares, as well as shared power to vote and to dispose of an aggregate of 1,969,094 shares (with her spouse and daughters, as previously described).

                        EXECUTIVE OFFICER COMPENSATION

Executive Officers

   Following is information on Vertel's executive officers as of the date of this Proxy Statement. Each of these officers has been designated a Section 16 reporting officer for purposes of the Securities Exchange Act of 1934 and rules thereunder.

   Cyrus D. Irani, President and Chief Executive Officer. For information on Mr. Irani, see Proposal 1--Election of Directors above.

   Tonia G. Graham, 53, is Vice President and General manager of e*ORB and Professional Services Unit Americas, a position she has held since December 2000. She joined Vertel in July 2000 as Vice President of Professional Services Unit and Research and Development. From 1978 to the time she joined Vertel, she was with Hewlett-Packard Company (computer manufacturing), where she held various positions, most recently Research and Development Manager of the Communications Management Division (1995 to March 1999) and Quality Manager (April 1999 to June 2000). Ms. Graham holds a BSEE in Electronics from California State University, Pomona, and a MSCS in Computer Science from California State University, Chico.

   Stephen J. McDaniel, 38, has served as Vice President, Worldwide Sales since November 1999. From August to October 1999, he served as Vice President, Americas Sales. From April 1997 to that time, Mr. McDaniel served as Managing Director, Europe. Before joining Vertel, Mr. McDaniel served as Director of Sales, Northern Europe for Isocor Corporation, Inc., an electronic messaging systems company from September 1993 to March 1997. Mr. McDaniel holds a Bachelor of Science in Physics and Electronics from the University of London, England.

   Craig S. Scott, 54, has served as Vice President Finance & Administration, Chief Financial Officer and Secretary of Vertel since December 2000. From August 1998 to November 2000 he was Controller of Vertel. Prior to joining Vertel, Mr. Scott served for six years as a private financial and management consultant including serving in several senior level financial management positions. Mr. Scott holds a Bachelor of Commerce and Administration in Accounting from Victoria University, New Zealand and is a Chartered Accountant in New Zealand and Canada.

                     REPORT OF THE COMPENSATION COMMITTEE

Executive Compensation Principles

   This report summarizes the principal components of the Company's executive officer compensation programs and describes the basis on which fiscal 2000 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company named in the compensation tables, including the two individuals who served as Chief Executive Officer during the year (the "Named Executive Officers").

   The Compensation Committee of the Board of Directors is currently composed of two non-employee directors. As members of the Compensation Committee, it is our responsibility to set and administer policies that govern compensation and stock ownership programs, and to set compensation levels of the chief executive and other executive officers. Under Vertel's stock option plans, however, options may be granted by the Board of Directors, and in fiscal 2000, all grants were made by the full Board.

   The following objectives have been adopted by the Compensation Committee as guidelines for compensation decisions: (i) to provide a competitive compensation package that enables the Company to attract and retain key executives, (ii) to integrate all pay programs with the Company's annual and long-term business strategy and objectives and focus executive actions on the fulfillment of those objectives and (iii) to provide variable compensation opportunities that are directly linked with the performance of the Company and that align executive compensation with the interests of shareholders.

   The Company's executive compensation program consists of base salary, annual incentive compensation and long-term equity incentives in the form of stock options under the Company's stock option plans. Executives are also eligible for benefits generally available to all employees of the Company, including medical plans and a 401(k) savings plan.

Base Salary

   Base salary levels for Vertel executive officers are set competitively relative to companies with comparable sales, size, geographic scope and complexity, based on independent salary surveys. In determining salaries, the Compensation Committee also considers individual experience, performance and specific issues particular to the Company. Base salaries for 2000 were set at the mid-range of the survey levels for Vertel's executive officer positions.

Incentive Compensation

   Annual incentive compensation is provided to executive officers through a bonus program that rewards achievement of pre-established corporate financial performance goals. At the beginning of each fiscal year, the Board of Directors sets threshold and target goals for corporate financial performance, which are generally measured on a quarterly basis. The corporate performance goals for fiscal 2000 were based on corporate total revenue and pre-tax income.

   At the beginning of fiscal 2000, the Committee set target amounts of incentive compensation to be paid if the performance goals are achieved at target levels. The dollar amount that may be paid is based on a percentage of base salary. For 2000 the percentages ranged from 33% for Named Executive Officers other than the Chief Executive Officer, to 45% for the CEO, with an exception for Mr. McDaniel, who has sales management responsibilities and whose percentage was set higher. Determination of the level of goal achievement is based 50% on achievement of the revenue goal and 50% on achievement of the operating income goal, except for Mr. McDaniel, for whom the revenue goal is given greater weight. If target performance goals are exceeded, bonus payments may increase to up to 130%, however if goals are not achieved at a level of at least 90%, no bonus is paid. Performance is reviewed quarterly and bonuses, if earned, are paid on a quarterly basis. The Board may modify performance goals throughout the year if business or corporate conditions merit changes.

   For fiscal 2000, the Company underperformed against its revenue and pre-tax income goals, with substantial underperformance in the third and fourth quarters. No bonus payments were made for those quarters, and total bonuses for fiscal 2000 were paid at approximately 45% of targets, except for Mr. McDaniel, whose bonus was approximately 63% of his target.

   Long-term incentive compensation consists of grants of stock options under the Company's stock option plans. In fiscal 2000, all grants were made by the full Board of Directors. Both the Board and the Committee strongly believe that by providing executives who have substantial responsibility for the execution of the Company's strategic plans, day-to-day management and growth with an opportunity to increase their ownership of the Company's stock, the interests of executives will be more closely aligned with those of shareholders. Therefore, executives are eligible to receive stock options from time to time. The number of stock options granted to executive officers is based on both individual performance and competitive practices.

Chief Executive Officer Compensation

   The base salary paid to Mr. Irani during the part of 2000 in which he served as Chief Executive Officer was based on an annual base salary of $240,000. No bonus was paid for that part of the year. His total compensation shown in the Summary Compensation Table reflects compensation paid during the entire year, including the period he served as President and Chief Operating Officer and Vice President, Research and Development and Professional Services Unit. The base salary paid to Mr. Brown during the part of 2000 in which he served as Chief Executive Officer was based on an annual base salary of $265,000. He was also paid a bonus of $59,327 for that period (the first and second quarters). The total compensation shown for Mr. Brown in the table includes compensation paid to him following his resignation as Chief Executive Officer, when he was employed as Executive Chairman as well as a non-executive position.

   In determining the compensation package of the Chief Executive Officer, the Compensation Committee considered the factors described above for all executive officers. If corporate performance goals had been achieved at 100% of the targets, Mr. Irani would have received a bonus, on an annualized basis, of $108,000. If corporate performance goals had been achieved at 100% of the targets, Mr. Brown would have received a bonus, on an annualized basis, of $132,500. Chief executive officer compensation for 2000 was in the mid-range compared to companies in the competitive salary survey. Option grants made to Mr. Irani in 2000 were later cancelled based upon the Board and Mr. Irani's desire to assure that sufficient shares remained available for option grants to other employees. The Compensation Committee believes that Mr. Irani's and Mr. Brown's 2000 compensation packages included the necessary base compensation levels required to attract and retain a qualified Chief Executive Officer.

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1,000,000 paid to certain of the corporation's executive officers unless the compensation qualifies as "performance-based". To be performance-based, the compensation may be payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders.

   The compensation paid to the Company's executive officers for 2000 did not exceed the $1,000,000 limit for any officer, nor is it expected that compensation to be paid to the Company's executive officers for fiscal 2001 will exceed that limit. The Company's stock option plans are structured so that any compensation income realized by an executive officer as a result of the exercise of an option or the sale of option shares would qualify as performance-based compensation. Because it is very unlikely that cash compensation payable to any of the Company's executive officers in the foreseeable future will exceed the $1,000,000 limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will continue to monitor compensation levels under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy and shareholders' best interests.

                                          COMPENSATION COMMITTEE

                                          Howard Oringer
                                          Ralph K. Ungermann

                            COMPENSATION COMMITTEE
                     INTERLOCKS AND INSIDER PARTICIPATION

   No employee director serves on the Compensation Committee. Messrs. Oringer and Ungermann served on the Compensation Committee during 2000. There were no compensation committee interlocks.

                               PERFORMANCE GRAPH

   The following graph compares, for the period from January 1, 1996 through December 31, 2000, the cumulative total shareholder return for the Company, the Standard & Poor's 500 Stock Index (the "S&P 500") and the Nasdaq Telecommunications Index (the "Telecom Index").

   Measurement points are the last trading days of the Company's fiscal years ended December 28, 1996, December 27, 1997, December 31, 1998, December 31, 1999 and December 31, 2000. The graph assumes that $100 was invested on January 1, 1996 in the Common Stock of Vertel Corporation, the S&P 500 and the Telecom Index, and further assumes reinvestment of dividends. The investment returns of each issuer within the Telecom Index have been weighted according to the respective issuer's stock market capitalization at the beginning of each of the periods presented. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                      COMPARISON OF FIVE-YEAR CUMULATIVE
                    TOTAL RETURN AMONG VERTEL CORPORATION,
                       S&P 500 AND NASDAQ TELECOM INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]

 Measurement Period               Vertel                 Telecom
(Fiscal Year Covered)          Corporation   S&P 500      Index
---------------------          -----------   -------     -------
   FYE 1995...................    100        100          100
   FYE 1996...................    317.65     122.96       102.25
   FYE 1997...................    220.56     163.98       149.25
   FYE 1998...................     79.44     210.84       247.02
   FYE 1999...................    255.91     255.22       438.26
   FYE 2000...................    110.31     231.98       188.36

   The graph assumes $100 invested on January 1, 1996 in Common Stock of the Company and in each of the comparative indices.

                          SUMMARY COMPENSATION TABLE

   The following table shows compensation of each person who served as the Company's Chief Executive Officer during fiscal 2000 and the three other most highly compensated executive officers of the Company or its subsidiaries who were serving as executive officers on December 31, 2000 (the "Named Executive Officers") for the last three fiscal years. Ms. Graham's compensation is for a partial year only.

                                                        Other Annual                 All Other
                                   Salary   Bonus       Compensation     Options    Compensation
Name and Principal Position  Year  ($)(1)   ($)(2)         ($)(3)        (#)(4)        ($)(5)
---------------------------  ---- -------- --------     ------------     -------    ------------
Bruce W. Brown.............  2000 $210,154 $ 59,326     $13,839,802          --        $ 435
 President and Chief         1999 $262,783 $ 32,566             --       900,000       $ 528
 Executive Officer           1998 $228,980 $ 22,900             --       756,000(7)    $ 609
 (Note 6)

Cyrus D. Irani.............  2000 $210,265 $ 28,233     $ 3,055,355      600,000(9)    $ 294
 President and Chief         1999 $159,200 $ 55,414(10)         --       200,000       $ 180
 Executive Officer (Note 8)  1998 $142,907 $ 14,700             --       200,000(7)    $ 326

Tonia G. Graham............  2000 $ 77,154      --      $    16,810(11)  200,000       $ 153
 Vice President &
 General Manager,
 e*ORB/PSU
 Americas

Stephen J. McDaniel........  2000 $180,000 $106,710(10) $   896,399(12)   25,000       $ 173
 Vice President,             1999 $138,202 $153,166(10) $    35,055(13)  222,200       $ 109
 Worldwide Sales             1998 $126,576 $ 57,695(10) $    36,138(13)   77,800(7)    $ --

Craig S. Scott.............  2000 $113,211 $ 12,115     $   272,321      100,000       $ 166
 Vice President,             1999 $ 97,954 $ 16,059             --        60,000       $ 196
 Finance &                   1998 $ 31,423      --              --        25,000       $  60
 Administration, Chief
 Financial Officer and
 Secretary

--------
 (1) Includes amounts deferred under the Vertel Corporation 401(k) Savings
     Plan.

 (2) Includes annual bonuses based on corporate performance paid with respect to fiscal 2000 and performance-based commissions. These bonuses are determined by the Board of Directors based on the recommendation of the Compensation Committee. See "Report of the Compensation Committee."

 (3) Amounts shown represent the dollar value of the difference between the fair market value and the option exercise price on stock options exercised. Fair market value is based on the closing price on The Nasdaq Stock Market(R) on the date of exercise or actual sale price. No officer exercised options during fiscal 1999 or 1998. Unless otherwise indicated, no Named Executive Officer had executive perks exceeding the lesser of $50,000 or 10% of salary plus bonus.

 (4) Indicates the number of shares of Common Stock underlying each option. Options granted in fiscal 2000 were granted under the 1998 Stock Option Plan and 2000 Stock Option Plan. Options granted in fiscal 1999 were granted either under the 1998 Stock Option Plan or outside the 1998 Stock Option Plan, but under the same grant and exercise criteria as the 1998 Stock Option Plan. None of the above options were granted outside the 1998 or 2000 plans. For information on the Company's stock option plans, see the Stock Option Table on page 16.

 (5) Amounts represent life insurance premiums paid by the Company on behalf of each Named Executive Officer during the fiscal year.

 (6) Mr. Brown served as Chief Executive Officer and Chairman until July 12, 2000, when he resigned as Chief Executive Officer. He served as Executive Chairman until November 16, 2000, when he ceased to be an executive officer of the Company. He remained a part time employee and served as Chairman of the Board of Directors until February 16, 2001, when he resigned from all positions with the Company.

 (7) Amount includes options totaling 756,000 for Mr. Brown, 189,000 for Mr. Irani and 37,800 for Mr. McDaniel issued by the Company upon conversion of previously outstanding options issued in 1996 and 1997 of the Company's subsidiary, Vertel Corporation I. The conversion was approved by shareholders in 1998.

 (8) Mr. Irani became President and Chief Executive Officer of the Company on July 12, 2000. Prior to that date he served in other executive positions.

 (9) These options were canceled on August 15, 2000 with Mr. Irani's agreement, in order to assure a sufficient number of shares remain available under the plan to meet anticipated needs for future grants to other employees.

(10) Amount for 2000 represents $79,085 for commissions on sales and $27,625 for annual incentive bonus. Amounts for 1998 and 1999 represent commissions on sales.

(11) Amount is for relocation allowance.

(12) Amount includes $4,204 for relocation allowance.

(13) Includes auto allowance and Company contributions to medical insurance and pension arrangements to November 1999, when Mr. McDaniel was based in the United Kingdom and not participating in Company plans for U.S. employees. Mr. McDaniel relocated to the United States in November 1999, when he became an executive officer of the Company.

   Retention Agreements. In October 1998, the Compensation Committee approved a Retention Agreement for each officer of the Company, including the Chief Executive Officer and each of the Named Executive Officers. Under the terms of the Retention Agreements, these officers have agreed to continue to be employed by the surviving corporation for at least six months following a merger or acquisition or similar change of control of the Company and the Company has agreed that if the officer's employment with such entity is involuntarily terminated within the first year following such a change of control, the officer will be entitled (i) to continue to receive the officer's regular salary for one year following such termination, (ii) to receive a bonus equal to one-half of the officer's average bonus during each of the preceding three years and (iii) to have the vesting with respect to any options or restricted stock accelerated so that the number of vested shares is equivalent to that number that would have vested had the officer continued to be employed by the surviving entity for two years following the change of control.

   Employment Agreements. Each of the Named Executive Officers is a party to an Employment Agreement governing any termination of employment that occurs prior to any change of control as contemplated by the Company's Retention Agreement with the individual officer. The Employment Agreement terminates upon a change of control and provides, among other things, that in the event of an involuntary termination within the first twelve months after becoming an officer, the officer will receive (i) a severance payment equal to 12 months' salary, which amount shall be paid in one lump sum payment within two weeks of the date of such involuntary termination; (ii) a pro-rated portion of any target quarterly bonus accrued through the date of such involuntary termination; and (iii) continuation of health insurance benefits for 12 months following such termination date, and if the termination of an officer occurs after the first 12 months, the severance payment and insurance benefits will be reduced from twelve to six months. Under an Employment Agreement, the officer agrees to certain non-competition and non-solicitation provisions during the term of employment and any severance period. Messrs. Irani, McDaniel and Scott and Ms. Graham are each a party to an Employment Agreement. Mr. Brown was a party to such an agreement prior to his resignation. He received no payments under the agreement in connection with his resignation from any of the positions he held with the Company.

   Indemnification Agreements. The Company has indemnification agreements with each of its directors and officers, which may require the Company, among other things, to indemnify them against certain liabilities that may arise from their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' liability insurance if available on reasonable terms.

                      STOCK OPTION GRANTS IN FISCAL 2000

   The following table provides information with respect to the stock option grants made during the year ended December 31, 2000 under the Company's 1998 Stock Option Plan and its 2000 Stock Option Plan to the Named Executive Officers. The 1998 Stock Option Plan is substantially the same as the 2000 Plan.

   The 1998 Plan and the 2000 Plan provide for the grant of options to employees and consultants of the Company, in order to attract and retain the best available personnel, to provide an additional incentive and to promote the success of the Company's business. During fiscal 2000, the plans were administered by the Board of Directors, which grants options and fixes the term, exercise price and methods of exercise of each option. Options are generally granted at fair market value on the date of grant. Fair market value is the 4 p.m. Eastern Time closing price on The Nasdaq Stock Market(R) of the Common Stock the day before the date of grant. The total number of shares authorized to be issued in connection with the 2000 Plan is 2,000,000, of which 250,000 have been granted as options and 1,750,000 remain available for grants. Of the total 7,700,000 shares originally available for awards under the 1998 Plan, 38,029 shares remain available for grants.

                                       Individual Grants
                         ------------------------------------------------
                                                                             Potential Realizable
                                                                               Value at Assumed
                                      % of Total                             Annual Rates of Stock
                                       Options                                Price Appreciation
                         Securities   Granted to                                for Option Term
                         Underlying   Employees   Exercise or                       ($)(2)
                          Options     in Fiscal   Base Price   Expiration    ---------------------
          Name            Granted      Year(1)   ($ per share)    Date         5% ($)    10% ($)
          ----           ----------   ---------- ------------- ----------    ---------- ----------
Bruce W. Brown..........      --          --

Cyrus D. Irani..........  300,000(3)     13.1%      $17.063              (3) $3,219,249 $8,158,208
                          300,000(3)     13.1%      $14.313              (3) $2,700,411 $6,843,371

Tonia G. Graham.........  150,000         6.6%      $ 6.500    08/15/2010    $  613,172 $1,553,899
                           50,000         2.2%      $ 4.563    11/16/2010    $  143,482 $  363,612

Stephen J. McDaniel.....   25,000         1.1%      $ 4.563    11/16/2010    $   71,741 $  181,806

Craig S. Scott..........  100,000         4.4%      $ 4.563    11/16/2010    $  286,965 $  727,225

--------
(1) Based on options to purchase an aggregate of 2,281,500 shares granted to employees (including employee directors) during the fiscal year ended December 31, 2000. This total excludes options granted to consultants and non-employee directors.

(2) The potential realizable value column represents value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the exercise price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent upon a number of factors, including the future performance of the Common Stock and the timing of the option exercises, as well as the option holder's continued employment through the term of the option. There can be no assurance that the amounts reflected in this table will be achieved.

(3) These options were granted under the 1998 Plan, but canceled on August 15, 2000, with Mr. Irani's agreement, in order to assure that a sufficient number of shares would remain available under the plan to meet anticipated needs for future grants to employees.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR AND
                      FISCAL YEAR-END OPTION VALUE TABLE

   The following table provides certain summary information for each of the Named Executive Officers for shares of Common Stock acquired upon exercise of stock options during fiscal 2000 and outstanding stock options as of December 31, 2000:

                                                                           Securities Value of
                                                Number of Underlying    Unexercised In-the-Money
                          Shares               Unexercised Options at       Options at Fiscal
                         Acquired                  Fiscal Year-End             Year-End(1)
                            on       Value    ------------------------- -------------------------
Name                     Exercise  Realized   Exercisable Unexercisable Exercisable Unexercisable
----                     -------- ----------- ----------- ------------- ----------- -------------
Bruce W. Brown.......... 892,600  $14,077,614   197,275      566,125      $90,538     $315,763

Cyrus D. Irani.......... 196,388    3,055,355    59,336      144,276       34,554       97,827

Tonia G. Graham.........     --           --        --       200,000          --           --

Stephen J. McDaniel.....  61,499      892,196    55,367      208,134       20,239       65,153

Craig S. Scott..........  19,270      272,321    12,917      152,813        4,960       18,605

--------
(1) Determined based on the closing price of the Company's Common Stock as reported on the The Nasdaq Stock Market(R) on December 29, 2000 ($2.34 per share).

                         COMPLIANCE WITH SECTION 16(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission and with the National Association of Securities Dealers. Such officers, directors and shareholders are also required by SEC rules to furnish the Company with copies of all
Section 16(a) reports that they file. The rules require the Company to disclose the identity of persons who did not file reports on a timely basis.

   Based solely on its review of the copies of reports received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that for the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were met.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   The 2002 Annual Meeting of Shareholders is expected to be held on or about May 16, 2002. If you wish to make a proposal to be included in the Company's Proxy Statement for the 2002 Annual Meeting you must assure that the proposal is received by the Secretary of the Company no later than the close of business on December 12, 2001, unless the date of the meeting is delayed by more than 30 days from this year's meeting, in which case you may find the deadline in one of Vertel's future quarterly reports on Form 10-Q.

   If you wish to nominate a candidate for election to the Board of Directors or propose other business at the 2002 Annual Meeting, you must give complete and timely written notice to the Secretary of the Company, in accordance with the Company's Bylaws. The deadline for the 2002 Annual Meeting is not less than 20 days nor more than 60 days prior to the meeting, provided that in the event that less than 30 days notice or prior public disclosure of the date of the meeting is given by the Company, notice by a shareholder will be timely if it is received not later than the close of business on the 10th day following the day on which the Company gave public notice of the date of the meeting. If you would like a copy of Vertel's Bylaws, you may write to Vertel

Investor Relations. If a proposal is not timely and properly made in accordance with the procedures set forth in the Bylaws, it will be defective and may not be brought before the meeting. If the proposal is nonetheless brought before the meeting and the chairman of the meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any postponement or adjournment thereof, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Craig S. Scott

                                          Craig S. Scott
                                          Secretary

Dated: April 11, 2001

                                                                       APPENDIX

                              VERTEL CORPORATION

                            AUDIT COMMITTEE CHARTER

Purpose

   The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including oversight of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by management and the Board.

   In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, auditors, or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

   The Committee shall review the adequacy of this Charter on an annual basis.

Membership

   The Committee shall be comprised of not less than three members of the Board, with one member designated as Chairman and the Committee's composition will meet the requirements of the rules of The Nasdaq Stock Market(R), Inc.

   Accordingly, all of the members will be directors:

  1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

  2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management experience or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

Scope of Responsibilities

   The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditor, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

Key Duties

   The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  .  The Committee shall meet at least once per year.

  . The Committee shall review and discuss with management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and discuss with the outside auditor the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

  . As a whole, or through the Committee chair, the Committee shall review with the outside auditor the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61. This review will occur prior to the Company's filing of the Form 10-Q.

  . The Committee shall review and discuss with management and the outside auditor the quality and adequacy of the Company's internal controls.

  . The Committee shall take reasonable steps to confirm the independence of the outside auditor, including:

       Ensuring receipt from the outside auditor annually, of the formal written disclosures and letter delineating all relationships between the auditor and the Company required by Independence Standards Board Standard Number 1;

       Discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's objectivity or independence; and

       Take or recommend that the Board take appropriate action to ensure the independence of the outside auditor.

  . The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select the auditor (or nominate for shareholder approval).

  . If appropriate, the Committee shall review availability of other public accounting firms, evaluate, and, where appropriate, replace the outside auditor.

  . The Committee shall review and approve the scope, magnitude and budgets of all examinations of the Company's financial statements by the outside auditor, and shall review and approve annually the actual cost and types of audit and non-audit services performed by the outside auditor.

   The Committee shall also:

     Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

     Review, with the organization's legal counsel, legal compliance matters including corporate securities trading policies.

     Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

     Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

   While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF VERTEL CORPORATION
                      2001 ANNUAL MEETING OF SHAREHOLDERS

  The undersigned shareholder of Vertel Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 11, 2001, and hereby appoints Cyrus D. Irani and Craig S. Scott as proxies and attorneys-in-fact, jointly or severally, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2001 Annual Meeting of Shareholders of Vertel Corporation to be held on May 17, 2000 at 9:00 a.m., local time, at the Hilton Hotel, 6360 Canoga Avenue, Woodland Hills, California 91367 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

--

                                                Please
                                                 mark
                                                 your
                                                votes
                                                  as
                                                  in
                                                 this
                                               example
                                                     X
FOR
AGAINST                                                                 ABSTAIN
FOR
AGAINST                                                                 ABSTAIN
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS
INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION
OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS, AND AS
THE PROXIES DEEM ADVISABLE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Date:___________________________________________________________________ , 2001

-------------------------------------------------------------------------------
Signature(s)

Date:___________________________________________________________________ , 2001

-------------------------------------------------------------------------------
Signature(s)
NOTE: This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.
---







1. Election of Directors
2. Proposal to approve the appointment of Deloitte & Touche LLP as of independent auditors.
3. In their discretion, upon such other matter or matters as may properly come before the meeting and any postponement or adjournment thereof.
FOR all nominees listed to the right (except as indicated)
Nominees:
Class
I:
Robert
T.
Flood
Cyrus
D.
Irani
 Jack
 P.
 Reily
WITHHOLD
Authority
to
vote
for
all
nominees
listed
to
the
right

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above.